Exhibit 10.18.1

PROMISSORY NOTE

Date: Effective August 18, 2021

Borrower: PRITOR LONGHORN BUDA HOTEL, LLC, a Delaware limited liability company, and CIBOLO RODERO, LTD., a Texas limited partnership

Borrower's Mailing Address: 8800 Village Drive, Suite 201
San Antonio, TX 78217

Lender: 2K HOSPITALITY, LLC, a Texas limited liability company

Place for Payment: As designated by Lender

Principal Amount: $120,000.00

Annual Interest Rate: None until maturity.

Maturity Date: October 01, 2022

Annual Interest Rate on Matured, Unpaid Amounts: Fifteen Percent (15%)

Terms of Payment (principal and interest):

The Principal Amount and interest are due and payable in twelve equal monthly installments of principal over period of twelve months from date hereof, with a final payment of all unpaid principal and interest due upon maturity at which time the balance of the unpaid principal and accrued, unpaid interest as of that date shall be due and payable in full (BALLOON PAYMENT).

The first of said monthly payments shall be due on November 1, 2022 and will be the amount of $10,000.00 and thereafter the same amount of said monthly payments shall be due on the first day of each succeeding month through October 1, 2022 with the entire balance as stated aforesaid being due on October 1, 2022.

Security for Payment: This note is secured by a Deed of Trust with a Security Agreement dated effective August 18, 2021 from CIBOLO RODEO, LTD., a Texas limited partnership, to Nick Bhakta, trustee, which covers the following real property:

Lot 1, Block 1, CIBOLO VALLEY RANCH SUBDIVISION, UNIT 1, City of Cibolo, Guadalupe County, Texas, according to the map or plat thereof recorded in Volume 6, Page 596, of the Map and Plat Records of Guadalupe County, Texas; and

Lot 1, Block 6, CIBOLO VALLEY RANCH SUBDIVISION, UNIT 1, City of Cibolo, Guadalupe County, Texas, according to the map or plat thereof, recorded in Volume 6, page 596, of the Map and

Plat Records of Guadalupe County, Texas. (THE "PROPERTY").

Borrower promises to pay to the order of Lender the Principal Amount plus interest at the Annual Interest Rate. This note is payable at the Place for Payment and according to the Terms of Payment. All unpaid amounts are due by the Maturity Date. After maturity, Borrower promises to pay any unpaid principal balance plus interest at the Annual Interest Rate on Matured, Unpaid Amounts.

If Borrower defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to this note, Lender may declare the unpaid principal balance, earned interest, and any other amounts owed on the note immediately due. Borrower and each surety, endorser, and guarantor waive all demand for payment, presentation for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest, and notice of protest, to the extent permitted by law.

Borrower also promises to pay reasonable attorney's fees and court and other costs if this note is placed in the hands of an attorney to collect or enforce the note. These expenses will bear interest from the date of advance at the Annual Interest Rate on Matured, Unpaid Amounts. Borrower will pay Lender these expenses and interest on demand at the Place for Payment. These expenses and interest will become part of the debt evidenced by the note and will be secured by any security for payment.

Prepayment: Borrower may prepay this Note, in part or whole, at any time without penalty.

Interest on the debt evidenced by this note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or, if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this note and all other instruments concerning the debt.

Each Borrower is responsible for all obligations represented by this note.

When the context requires, singular nouns and pronouns include the plural.

A default exists under this note if (1) (a) Borrower or (b) any other person liable on any part of this note or who grants a lien or security interest on property as security for any part of this note (an "Other Obligated Party") fails to timely pay or perform any obligation or covenant in any written agreement between Lender and Borrower or any Other Obligated Party; (2) any warranty, covenant, or representation in this note or in any other written agreement between Lender and Borrower or any Other Obligated Party is materially false when made; (3) a receiver is appointed for Borrower, any Other Obligated Party, or any property on which a lien or security interest is created as security (the "Collateral Security") for any part of this note; (4) any Collateral Security is assigned for the benefit of creditors; (5) a bankruptcy or insolvency proceeding is commenced

by Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; (6) (a) a bankruptcy or insolvency proceeding is commenced against Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party and (b) the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered; (7) any of the following parties is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of any of the following parties: Borrower, a partnership of which Borrower is a general partner, or an Other Obligated Party; and (8) any Collateral Security is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with collateral security of like kind and quality or restored to its former condition.

This note will be construed under the laws of the state of Texas, without regard to choice-of-law rules of any jurisdiction.

We may report information about your account to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report. The will be a late fee of $1,000.00 imposed upon Borrower is any payment due hereinuder is over five (5) days past due.

BORROWER:

CIBOLO RODEO, LTD.,
a Texas limited partnership,
By: FM Cibolo, LLC
a Delaware limited liability company
its General Partner

B.J. PARRISH
Authorized Representative

STATE OF TEXAS §
COUNTY OF Midland §

This instrument was acknowledged before me on this the 18th day of August 2021, by B.J. PARRISH, authorized representative of FM Cibolo, LLC, general partner of CIBOLO RODEO, LTD., for the purposes and consideration therein expressed.

BRIANNA OCHOA
Notary Public, State of Texas
Comm. Expires 02-19-2024
Notary ID 132365910

Notary Public, State of Texas

BORROWER:

Pritor Longhorn Buda Hotel, LLC,
a Delaware limited liability company

B.J. PARRISH
Authorized Representative

STATE OF TEXAS §
COUNTY OF Midland §

This instrument was acknowledged before me on this the 18th day of August 2021, by B.J. PARRISH, authorized representative of Pritor Longhorn Buda Hotel, LLC, for the purposes and consideration therein expressed.

BRIANNA OCHOA
Notary Public, State of Texas
Comm. Expires 02-19-2024
Notary ID 132365910

Notary Public, State of Texas